UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

Form 8-K
______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): March 3, 2020

The Joint Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36724	90-0544160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

16767 N. Perimeter Drive, Suite 110 Scottsdale, AZ 85260
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:
(480) 245-5960

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	JYNT	The NASDAQ Capital Market LLC

Item 2.02. Results of Operations and Financial Condition.

     On March 5, 2020, the Company issued a press release announcing its financial results for the fourth quarter and full year ended December 31, 2019. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

     The information furnished in this Item 2.02 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

      On March 3, 2020, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of the Company voted to increase the annual base salary of Jake Singleton, the Company’s Chief Financial Officer, to $225,000, retroactive to January 1, 2020.

      On March 3, 2020, the Board, upon the recommendation of the Compensation Committee, approved an amendment (the “Amendment”) to the Company’s Amended and Restated 2014 Incentive Stock Plan (the “Plan”).  The Amendment provides for “double trigger” vesting of grants made under the Plan on or after March 3, 2020 to the extent not otherwise provided in an award agreement or individual severance or employment agreement.  Pursuant to the Amendment, if, in connection with a “change of control” (as defined in the Plan) involving a sale of assets of the Company or a merger or other corporate transaction, an acquirer of the Company assumes, continues or substitutes similar grants of the surviving corporation (or parent or subsidiary of the surviving corporation) on an economically-equivalent basis, and the applicable participant’s employment terminates without “cause” or for “good reason” (each, as defined in the Amendment) within one year following the change of control, then upon such termination, the grants will automatically accelerate and become fully vested (based on pro-rated performance metrics through such date, if such grants are subject to performance conditions). If, in the change of control, the acquirer of the Company does not assume, continue or substitute similar grants, the grants will be subject to “single trigger” vesting and will vest immediately upon the change of control.  If, in connection with a change of control not involving a sale of assets of the Company or a merger or other corporate transaction, an applicable participant’s employment terminates without “cause” or for “good reason” within one year following the change of control, then upon such termination the grants will automatically accelerate and become fully vested.  Prior to the effectiveness of the Amendment, all of the awards made under the Plan were subject to “single trigger” vesting upon a change of control, except as may have otherwise been specifically provided in an award agreement.

     In connection with the Amendment, the Company approved new forms of incentive stock option agreement, nonstatutory stock option agreement and restricted stock award for awards under the Plan made on or after March 3, 2020.  These forms set forth the material terms of awards under the Plan, including vesting terms, manner of exercise and payment, the treatment of unvested shares on termination of service, voting and dividend rights which commence on the grant date in the case of restricted shares, and change of control (which incorporate the terms of the Amendment).

     The foregoing descriptions of the Amendment and new award agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the Amendment and forms of incentive stock option agreement, nonstatutory stock option agreement, and restricted stock award, which will be filed as exhibits to the Company’s annual report on Form 10-K for the year ended December 31, 2019 and to the Company’s quarterly report on Form 10-Q for the quarter ending March 31, 2020.

Item 7.01. Regulation FD Disclosure.

     The Company is posting an earnings presentation to its website at https://ir.thejoint.com/. A copy of the earnings presentation is being furnished herewith as Exhibit 99.2. The Company will use the earnings presentation during its earnings conference call on March 5, 2020 and also may use the earnings presentation from time to time in conversations with analysts, investors and others.

     The information furnished in this Item 7.01 and Exhibit 99.2 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

     The information contained in Exhibit 99.2 is summary information that is intended to be considered in the context of the Company’s filings with the SEC. The Company undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as its management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits

Exhibit Number	Description

99.1	Press Release dated March 5, 2020
99.2	The Joint Corp. Earnings Presentation, March 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Joint Corp.

Date: March 5, 2020	By:	/s/ Peter D. Holt
Name: Peter D. Holt
Title: President and Chief Executive Officer